NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
Net Income per Share Increased 51%, Net Premiums Written Increased 11%

Greenwich, CT, April 22, 2014 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2014 of $170 million, or $1.25 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2014	2013

Gross premiums written	$1,805,267	$1,631,621
Net premiums written	1,525,880	1,376,966

Net income	169,673	116,615
Net income per diluted share	1.25	0.83

Operating income (1)	135,383	103,635
Operating income per diluted share	1.00	0.74

Return on equity (2)	15.7%	10.8%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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First quarter highlights included:

•	Written premium grew 11%.

•	Return on equity was 15.7%.

•	Combined ratio improved to 93.9%.

•	The Company repurchased 4.8 million shares of its common stock.

•	Book value per share increased 4.6% to $34.30.

Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We had an excellent first quarter. Underwriting results showed substantial improvement as almost every area of the domestic business produced improved margins. We expect these improvements to be maintained over the balance of the year as the efforts to improve pricing and control costs are reflected in our financial statements.

"Investment income grew substantially and realized gains added to our profitability. We benefited significantly from improved investment returns from various partnership interests. We expect our gains to continue, although they may vary from quarter to quarter.

"Price increases are still obtainable in most lines of business. Customers value service and reliability and realize insurance is about getting claims paid in a prompt and fair manner. With our after-tax return at our target level of 15% for the quarter, we are optimistic that the balance of the year will prove rewarding," Mr. Berkley concluded.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, April 23, at 8:30 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2014 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2014 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2014	2013
Revenues:
Net premiums written	$1,525,880	$1,376,966
Change in unearned premiums	(162,268)	(144,847)
Net premiums earned	1,363,612	1,232,119
Investment income	168,711	135,929
Insurance service fees	28,703	26,736
Net investment gains	52,754	19,969
Revenues from wholly-owned investees	92,840	91,735
Other income	286	281
Total revenues	1,706,906	1,506,769
Expenses:
Losses and loss expenses	822,095	744,679
Other operating costs and expenses	515,166	481,604
Expenses from wholly-owned investees	91,730	89,152
Interest expense	30,330	31,111
Total expenses	1,459,321	1,346,546
Income before income taxes	247,585	160,223
Income tax expense	(77,901)	(43,625)
Net income before noncontrolling interests	169,684	116,598
Noncontrolling interests	(11)	17
Net income to common stockholders	$169,673	$116,615

Net income per share:
Basic	$1.31	$0.86
Diluted	$1.25	$0.83

Average shares outstanding:
Basic	129,873	136,025
Diluted	135,429	141,223

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2014	2013
Insurance-Domestic:
Gross premiums written	$1,342,942	$1,179,722
Net premiums written	1,126,381	986,180
Premiums earned	1,003,507	884,378
Pre-tax income	202,185	141,350
Loss ratio	59.7%	62.4%
Expense ratio	32.5%	33.1%
GAAP combined ratio	92.2%	95.5%

Insurance-International:
Gross premiums written	$277,186	$251,575
Net premiums written	225,821	205,135
Premiums earned	185,324	171,119
Pre-tax income	17,747	22,382
Loss ratio	59.2%	55.8%
Expense ratio	40.1%	38.0%
GAAP combined ratio	99.3%	93.8%

Reinsurance-Global:
Gross premiums written	$185,139	$200,324
Net premiums written	173,678	185,651
Premiums earned	174,781	176,622
Pre-tax income	32,074	37,941
Loss ratio	64.6%	55.0%
Expense ratio	32.8%	36.3%
GAAP combined ratio	97.4%	91.3%

Corporate and Eliminations:
Net realized investment gains	$52,754	$19,969
Interest expense	(30,330)	(31,111)
Other revenues and expenses	(26,845)	(30,308)
Pre-tax loss	(4,421)	(41,450)

Consolidated:
Gross premiums written	$1,805,267	$1,631,621
Net premiums written	1,525,880	1,376,966
Premiums earned	1,363,612	1,232,119
Pre-tax income	247,585	160,223
Loss ratio	60.3%	60.4%
Expense ratio	33.6%	34.3%
GAAP combined ratio	93.9%	94.7%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2014	2013
Insurance-Domestic net premiums written:
Other liability	$371,431	$323,556
Workers' compensation	346,870	298,177
Short-tail lines (1)	207,109	179,799
Commercial automobile	134,526	123,586
Professional liability	66,445	61,062
Total	$1,126,381	$986,180

Losses from catastrophes:
Insurance-Domestic	$12,741	$3,660
Insurance-International	1,131	233
Reinsurance-Global	98	1,120
Total	$13,970	$5,013

Investment income:
Core portfolio (2)	$109,393	$121,212
Investment funds	53,799	10,934
Arbitrage trading account	5,519	3,783
Total	$168,711	$135,929

Other operating costs and expenses:
Underwriting expenses	$458,138	$422,213
Service expenses	22,257	22,305
Net foreign currency (gain) loss	(334)	1,947
Other costs and expenses	35,105	35,139
Total	$515,166	$481,604

Cash flow from operations	$143,164	$115,112

Reconciliation of operating and net income:
Operating income (3)	$135,383	$103,635
After-tax investment gains, net of noncontrolling interest	34,290	12,980
Net income	$169,673	$116,615

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Management believes that excluding net investment gains provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2014	December 31, 2013

Net invested assets (1)	$15,657,718	$15,540,488
Total assets	20,704,267	20,551,796
Reserves for losses and loss expenses	10,214,994	10,080,941
Senior notes and other debt	1,692,690	1,692,442
Junior subordinated debentures	339,865	339,800
Common stockholders’ equity (2)	4,375,944	4,336,035
Common stock outstanding (3)	127,580	132,233
Book value per share (4)	34.30	32.79
Tangible book value per share (4)	33.22	31.74

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $329 million and $257 million as of March 31, 2014 and December 31, 2013, respectively. Unrealized currency translation losses were $65 million and $61 million as of March 31, 2014 and December 31, 2013, respectively.

(3)	During the first quarter of 2014, the Company repurchased 4,808,187 shares of its common stock for $193 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2014
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$930,856	6.0%
State and municipal:
Special revenue	2,205,161	14.1%
State general obligation	758,433	4.9%
Pre-refunded	616,099	3.9%
Corporate backed	445,329	2.8%
Local general obligation	301,939	1.9%
Total state and municipal	4,326,961	27.6%
Mortgage-backed securities:
Agency	1,044,438	6.7%
Residential - Prime	171,188	1.1%
Residential — Alt A	88,401	0.6%
Commercial	71,290	0.4%
Total mortgage-backed securities	1,375,317	8.8%
Corporate:
Industrial	1,601,868	10.2%
Asset-backed	1,384,512	8.9%
Financial	1,157,545	7.4%
Utilities	191,396	1.2%
Other	106,875	0.7%
Total corporate	4,442,196	28.4%
Foreign government	911,147	5.8%
Total fixed maturity securities (1)	11,986,477	76.6%
Equity securities available for sale:
Common stocks	164,062	1.0%
Preferred stocks	158,711	1.0%
Total equity securities available for sale	322,773	2.0%
Investment funds (3)	948,427	6.1%
Real estate	752,376	4.8%
Arbitrage trading account	681,077	4.3%
Cash and cash equivalents (2)	593,422	3.8%
Loans receivable	373,166	2.4%
Net invested assets	$15,657,718	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.4 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $8 million.

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Foreign Government Fixed Maturity Securities
March 31, 2014
(Amounts in thousands)

Carrying Value

Australia	$251,245
United Kingdom	171,317
Canada	161,559
Argentina	106,242
Brazil	63,319
Germany	55,584
Norway	53,584
Supranational (1)	38,403
Singapore	6,739
Uruguay	3,155
Total	$911,147

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.